Exhibit 10.18

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

            This Third Amendment to Purchase and Sale Contract (this “Amendment”) is made as of May 15, 2009, between DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II LIMITED PARTNERSHIP (“Seller”) and ADVENIR, INC. (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of March 25, 2009, as amended by the terms of that certain First Amendment to Purchase and Sale Contract, dated April 24, 2009 (the “First Amendment”) and that certain Second Amendment to Purchase and Sale Agreement, dated May 8, 2009 (said Purchase and Sale Contract, as amended by the First Amendment and the Second Amendment, being herein collectively called the “Agreement”) with respect to the sale of certain property known as Presidential House located in Miami-Dade County, Florida, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Purchase Price.          The first three lines of Section 2.2 of the Agreement shall be amended as follows:  “The total purchase price ("Purchase Price") for the Property shall be an amount equal to Twelve Million Five Hundred Eighty-Five Thousand  Dollars ($12,585,000.00), payable by Purchaser, as follows:”

3.      Loan Assumption Approval Period.  Section 4.5.9 of the Agreement shall be amended as follows:

            a.         The Loan Assumption Approval Period, set forth in Section 4.5.9 of the Agreement, is hereby extended to June 3, 2009.

            b.         Section 4.5.9.1 of the Agreement shall be deleted and replaced as follows:  “If (a) Purchaser fully complies with its obligations under this Contract (including this Section 4.5) and the requirements of the Assumed Loan Documents in connection with obtaining the Loan Assumption and Release, (b) Purchaser has used and is using commercially reasonable good faith efforts to obtain the Loan Assumption and Release, and (c) Purchaser does not obtain the consent of the Lender to the Loan Assumption and Release on or before the expiration of the Loan Assumption Approval Period, then Purchaser shall have the right (the “Loan Assumption Extension Right”), exercisable by delivering written notice to Seller prior to the expiration of the Loan Assumption Approval Period (the "Loan Assumption Period Extension Notice"), to extend the expiration date of the Loan Assumption Approval Period to June 25, 2009 for the sole purpose of obtaining Lender's approval of the Loan Assumption and Release; provided that concurrently with delivering the Loan Assumption Period Extension Notice, Purchaser delivers to Escrow Agent an additional deposit of $50,000.00 (the “Loan Assumption Period Extension Deposit”).  The Loan Assumption Period Extension Deposit shall be deemed part of the Deposit.

4.      Closing Date.             The Closing Date, set forth in Section 5.1.1 of the Agreement, is hereby extended to June 30, 2009.

5.      Groundwater Sampling Adjournment Right.            Paragraph 5 of the First Amendment is hereby deleted in its entirety.

6.      Open Violations and Permits.            Notwithstanding anything to the contrary contained in Section 7.7 of the Agreement, (x) Seller shall have no obligation to cure the following violations: Violation Numbers 20090127991, 20090128019 and 20090128028 (the “Lighting Related Violations”) or any other violations relating to the lighting on the Property and (y) the term “Violations” as defined in the Agreement shall not include the Lighting Related Violations.  Seller agrees to deliver to Purchaser, promptly after the execution and delivery of this Amendment,  a copy of all engineering plans relating to any work necessary to cure the Lighting Related Violations and that are in Seller’s possession or reasonable control.

7.      Fuel Spill and No Further Action Letter.  The following is hereby added to the end of Section 7.8 of the Agreement:

“Seller has caused International Analytical Group to perform groundwater sampling and testing at the Property and Seller has delivered copies of the laboratory results of such groundwater sampling and testing to Purchaser.  If, as of the Closing Date, Seller has not obtained written confirmation from the Miami-Dade County Department of Environmental Resources Management (“DERM”) that no further action is warranted at the Property with respect to the Fuel Spill (the “No Further Action Letter”), then: (i) at the Closing, Seller shall cause AIMCO Properties, L.P. to execute and deliver to Purchaser an indemnity agreement (in form reasonably acceptable to Seller and Purchaser), which indemnity agreement shall (x) indemnify Purchaser from and against all Losses (excluding consequential or punitive damages) incurred by Purchaser and arising out of the Fuel Spill and (y) expire on the earlier to occur of (i) the date Seller delivers a copy of the No Further Action Letter to Purchaser and (ii) one (1) year from the Closing Date; and (ii) for a period of one (1) year from the Closing, Seller shall at its sole cost and expense continue to use commercially reasonable diligent efforts to obtain the No Further Action Letter, including continuing to retain and pay its current environmental consultant to pursue the No Further Action Letter, filing all required applications, and timely responding to all inquires and requests from DERM (provided, however, that in no event shall Seller have any obligation to commence any legal actions or proceedings to obtain the No Further Action Letter).  Upon request made by Purchaser from time to time, Seller shall inform Purchaser of the status and progress for obtaining the No Further Action Letter.  Seller agrees that Purchaser and its attorneys may, from time to time, directly contact Paul Thornbury of MACTEC (being Seller’s environmental consultant who is assisting Seller in obtaining the No Further Action Letter), in order to obtain a status update with respect to the issuance of the No Further Action Letter;  provided however that in no event shall Purchaser or its attorneys interfere in any way with Seller’s efforts to obtain the No Further Action Letter.  Purchaser shall cooperate, at no expense to itself, with Seller (at Seller’s expense) with respect to obtaining the No Further Action Letter, including allowing Seller and its representatives and consultants reasonable access to the Property from time to time (upon reasonable prior written notice to Purchaser) as may be reasonably necessary in order for Seller to obtain the No Further Action Letter.  The terms and provisions of this paragraph shall survive the Closing.”

  Purchaser's Conditions to Closing.   Section 8.1 of the Agreement is hereby modified as follows:

            (a)  The following is hereby added at the end of subsection 8.1.5 of the Agreement:
“; provided, however, that Seller shall not have any obligation to cure the Lighting Related Violations and Purchaser shall accept title to the Property subject to the Lighting Related Violations.”

            (b)  Subsection 8.1.6 of the Agreement is hereby deleted in its entirety, and the following is hereby substituted in lieu thereof:

            “8.1.6   Seller shall have delivered to Purchaser (i) the certificates issued by the appropriate governmental agencies having authority to issue elevator certificates needed to operate the elevators at the Property, (ii) all operating manuals for the elevators at the Property and (iii) the final elevator inspection reports.”

            (c)  The following are hereby added as subsections 8.1.7 and 8.1.8 of the Agreement:

            “8.1.7   Seller shall have delivered to Purchaser the life safety system certification issued by the appropriate governmental agencies having authority to issue life safety system certifications relating to the fire alarm system at the Property and all log books and operating manuals with respect thereto.

            8.1.8    Seller shall have delivered to Purchaser an assignment of all roof warranties for the Property together with the original roof warranties or copies thereof certified by Seller to be true and correct.”

9.      Miscellaneous.           This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II LIMITED PARTNERSHIP, a New York limited partnership

By:  DBL PROPERTIES CORPORATION, a New York corporation, its general partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

Purchaser:

ADVENIR, INC.,
a Florida corporation

By:  /s/Stephen L. Vecchitto

Name:  Stephen L. Vecchitto

Title:  President